Exhibit 10.1

CREDIT AGREEMENT
among
JCP FUND V BRIDGE PARTNERS LLC,
Borrower
and
JEFFERIES GROUP, INC.,
Lender
Dated as of August 11, 2008

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TABLE OF CONTENTS
(continued)

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EXHIBITS
Exhibit A          Form of Note
Exhibit B          Form of Pledge Agreement
Exhibit C          Borrowers Certificate

CREDIT AGREEMENT
          CREDIT AGREEMENT (this “Agreement”), dated as of August 11, 2008, among JCP FUND V BRIDGE PARTNERS LLC, a Delaware limited liability company (the “Borrower”), and JEFFERIES GROUP, INC., a Delaware corporation (the “Lender”).
RECITALS
          The Borrower has requested that the Lender make interim loans to the Borrower from time to time in the aggregate principal amount of up to $50,000,000, the proceeds of which would be used to finance the purchase of Permitted Investments (as such term is defined below). It is anticipated that the Permitted Investments will be sold to the Fund (as such term is defined below) shortly after the first closing of the sale of interests in the Fund to third party investors. The Lender is willing to make such loans available to the Borrower, but only on these terms and subject to the conditions set forth in this Agreement. The parties hereto hereby agree as follows:
          SECTION 1. DEFINITIONS
          1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural form of the terms defined):
          “Agreement”: as defined in the heading to this Agreement.
          “Affiliate”: of any Person means (a) any other Person which directly, or indirectly through one or more intermediaries, controls such Person, (b) any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person, or (c) any other Person of which such Person owns, directly or indirectly, 10% or more of the common stock or equivalent equity interests. As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, the term “Affiliate” shall not include any Permitted Investment or the Lender.
          “Borrower”: as defined in the heading to this Agreement.
          “Borrower Certificate”: a certificate of the Borrower substantially in the form attached hereto as Exhibit C.
          “Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.
          “Closing Date”: as defined in Section 4.1 hereof.

          “Commitment”: the Lender’s obligation to make the Loans to the Borrower pursuant to Section 2.1 hereof in an amount not to exceed $50,000,000.
          “Commitment Termination Date”: the earlier to occur of (a) August 10, 2009 and (b) the Maturity Date.
          “Default”: any Event of Default or any event or condition that with the giving of notice or the lapse of time, or both, would constitute an Event of Default.
          “Event of Default”: as defined in Section 7 hereof.
          “Excluded Taxes”: with respect to the Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or any jurisdiction (or political subdivision thereof) in which Taxes are imposed as a result of the Lender doing business in such jurisdiction or in which its applicable lending office is located, and (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Lender is located and (c) any withholding tax that is imposed on amounts payable to the Lender at any time that the Lender designates a new lending office, other that taxes that have accrued prior to the designation of such lending office that are otherwise not Excluded Taxes.
          “First Drawdown Date”: three (3) Business Days following the date on which the Fund receives its first drawdown in cash from its investors pursuant to the terms of its organizational documents.
          “Fund”: Jefferies Capital Partners V LP, a Delaware limited partnership to be formed by the Managing Members, and including, where the context so requires, any parallel entities thereto.
          “GAAP”: generally accepted accounting principles in the United States of America in effect from time to time.
          “Governmental Authority”: the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
          “Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (excluding accounts payable in the ordinary course), (c) all obligations of such Person evidenced by notes; bonds, debentures or other similar instruments or upon which interest payments are customarily made, (d) all obligations of such

Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all obligations of such Person in respect of hedge agreements, (h) all Indebtedness of others referred to in clauses (a) through (g) above or clause (i) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, or for the deferred purchase price of property or services.
          “Indemnified Taxes”: Taxes other than Excluded Taxes and Other Taxes.
          “Investments”: any debt or equity (or debt with equity) investment (other than Temporary Investments) in anticipation of the establishment of the Fund and acquisition thereof by the Fund.
          “Laws”: collectively, all applicable Federal, state and local statutes, treaties, rules, regulations, ordinances, codes and binding and current administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority with competent jurisdiction charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, licenses, authorizations and permits of, and agreements with, any such Governmental Authority.
          “Lender”: as defined in the heading hereto and includes any other Person becoming a Lender hereunder pursuant to an assignment as set forth in Section 8.5.
          “Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing) and, in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          “Loans”: as defined in Section 2.1 hereof.
          “Loan Documents”: this Agreement, the Note and the Pledge Agreement.
          “Managing Members”: means Brian P. Friedman and James L. Luikart.
          “Margin Regulations”: means Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States.
          “Margin Stock”: means “margin stock” as defined in the Margin Regulations.
          “Material Adverse Effect”: a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower (other than the financial performance of one or more of the Permitted Investments made by the Borrower in another Person), (b) the rights and remedies of the Lender under this Agreement or any other Loan Document or (c) the ability of the Borrower to perform its obligations under this Agreement or any other Loan Document.
          “Maturity Date”: the earliest to occur of (a) August 12, 2009, which date may be extended to February 11, 2010 at the option of the Borrower by written notice to the Lender not later than ten (10) Business Days prior to August 11, 2009, (b) the First Drawdown Date and (c) the date of termination in whole of all of the Commitments pursuant to Section 7 hereof.
          “Note”: as defined in Section 2.1 hereof.
          “Obligations”: the unpaid principal amount of, and interest (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Loans, and fees, reimbursement obligations, indemnification payments, costs, expenses and any other obligations and liabilities owing to the Lender under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred or arising, under or in connection with the Loan Documents.
          “OFAC”: U.S. Department of the Treasury’s Office of Foreign Assets Control.
          “Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.
          “Permitted Assignee”: (a) the spouse, a sibling, or a descendant of a Member or spouse of any such descendant, (b) a trust for any one or more of the Persons referred to in clause

(a), and (c) upon the death of a Member, the distributees of such Member’s estate whether as the result of testamentary disposition or the laws of descent and distribution.
          “Permitted Investments” means Investments which are required to be pledged to secure the Obligations pursuant to the Pledge Agreement; provided, however, that “Permitted Investments” shall not include Margin Stock to the extent the Borrower purchased or carried such margin stock in violation of the Margin Regulations or this Agreement.
          “Permitted Liens” means (a) Liens for taxes, assessments and governmental charges or levies to the extent not otherwise required to be paid under Section 5.3 hereof, (b) Liens created in the ordinary course of business in favor of banks and other financial institutions over bank accounts of the Borrower, (c) Liens arising out of judgments or awards in respect of which the Borrower shall be prosecuting an appeal or proceedings for review in good faith and, pending such appeal or proceedings, shall have secured within 30 days after the entry thereof a subsisting stay of execution and for which adequate reserves have been set aside for the payment thereof, and (d) Liens on the Collateral relating to the applicable Related Agreements (as such term is defined in the Pledge Agreement).
          “Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental or regulatory authority or other entity of whatever nature.
          “Pledge Agreement”: as defined in Section 4.1(a)(ii) hereof.
          “Pledged Collateral”: as defined in the Pledge Agreement.
          “Prime Rate”: the rate of interest which is identified as the “Prime Rate” and normally published in the Money Rates section of The Wall Street Journal (or, if such rate ceases to be so published, as quoted from such other generally available and recognizable source as the Lender may select).
          “Register”: as defined in Section 8.5(c) hereof.
          “Requirement of Law”: as to any Person, any law, treaty, rule or regulation, or any judgment, order, award or determination of an arbitrator or a court or other governmental or regulatory authority, applicable to or binding upon such Person or any of its property or businesses.
          “Sanctioned Entity”: (a) an agency of the government of, (b) an organization directly or indirectly controlled by, or (c) a person resident in a country that is subject to a sanctions program identified on the list maintained by, OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time as such program may be applicable to such agency, organization or person.

          “Sanctioned Person”: a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time.
          “Tax Distribution”: any distribution made by an entity in which there is a Permitted Investment to enable the direct or indirect holders of equity interests in such entity to pay income taxes on income of such entity.
          “Taxes”: any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any law.
          “Temporary Investments” shall mean investments in (a) cash or cash equivalents, (b) marketable direct obligations issued or unconditionally guaranteed by the United States of America, or issued by any agency thereof, maturing within one year from the date of acquisition thereof, (c) money market instruments or other short-term debt obligations having at the date of purchase by the Borrower the highest or second highest rating obtainable from either Standard & Poor’s Ratings Services or Moody’s Investors Services, Inc. or their successors, (d) interest bearing accounts at a registered broker-dealer, (e) money market mutual funds, (f) certificates of deposit maturing within one year from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States of America or any state thereof or the District of Columbia, each having at the date of acquisition by the Borrower combined capital and surplus of not less than $100,000,000, or (g) pooled investment funds or accounts which invest in securities or instruments of the type described in (a) through (d) and (f).
          1.2 Other Constructional Provisions. As used herein or in any other Loan Document, or any certificate or other document made or delivered pursuant hereto:
     (a) Accounting terms relating to the Borrower not defined in Section 1.1 hereof and accounting terms partly defined in Section 1.1 hereof, to the extent not defined, shall have the respective meanings given to them under GAAP.
     (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.
          SECTION 2. AMOUNT AND TERMS OF LOANS
          2.1 The Loans. (a) Subject to the terms and conditions hereof, the Lender agrees to make loans (the “Loans”) to the Borrower prior to and on the Commitment Termination Date in the amounts requested by the Borrower up to an amount equal to the Commitment. Each Loan shall be evidenced by the promissory note of the Borrower, substantially in the form of Exhibit A hereto (a “Note”), payable to the order of the Lender and representing the indebtedness of the Borrower to the Lender resulting from the Loans. Any amount of the Commitment borrowed hereunder and repaid may not be reborrowed; provided, however, that notwithstanding the foregoing, any amount repaid pursuant to Section 2.3(d) may be reborrowed.
     (b) To request the advance of a Loan hereunder, the Borrower shall notify the Lender in writing (or by telephone confirmed in writing) prior to 2:00 p.m., New York time, of the amount of the Loan requested and the account to which such Loan should be credited. Subject to compliance with the terms and conditions of this Agreement, not later than 4:00 p.m., New York time, on the date of each Loan request from the Borrower, the Lender shall make the amount of the Loan available to the borrower in immediately available funds at the account specified in the Loan request.
     (c) No Loans shall be made hereunder after the Commitment Termination Date.
          2.2 Repayment of Loans. On the Maturity Date, the Borrower shall pay the Lender the aggregate amount of all unpaid Obligations.
          2.3 Prepayments.
     (a) Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon notice to the Lender specifying the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued and unpaid interest thereon. Amounts prepaid on account of the Loans may not be reborrowed.
     (b) Mandatory Prepayments. Within three (3) Business Days after the date on which the Borrower (i) sells, transfers, assigns or otherwise disposes of a Permitted Investment (except to the extent that the proceeds of such sale or disposition are used to make a Tax Distribution), or (ii) receives any cash dividend or distribution relating to a Permitted Investment (other than a Tax Distribution), the Borrower shall make a prepayment of the outstanding principal amount of the Loans (together with accrued interest thereon) in an amount equal to the excess, if any, of the aggregate amount received in cash in connection with such sale or disposition (other than a Tax Distribution) or dividend or distribution over (x) the reasonable fees, commissions and other reasonable out-of-pocket expenses incurred by the Borrower in connection therewith, and (y) any federal, state and local taxes incurred or estimated to be payable in connection with such sale or dividend or distribution.
     (c) Application of Prepayments. All prepayments shall be applied, first, to indemnification payments, fees and expenses of the Lender which are required to be reimbursed hereunder or under any other Loan Document and, thereafter, first accrued and unpaid interest on the date of such prepayment and then the outstanding principal amount of the Loans on such date.

          (d) Return of Proceeds of Loan. If within two Business Days of the making of any Loan the Borrower does not use the proceeds of such Loan to consummate a Permitted Investment (an “Unutilized Loan”), the Borrower shall promptly make a prepayment of the outstanding principal amount of the Loans in an amount equal to the principal amount of the Unutilized Loan.
          2.4 Interest Rates and Interest Payment Dates.
     (a) Each Loan shall bear interest at a rate per annum equal to the Prime Rate plus 2.00%. Interest shall be payable in arrears on the date of payments of all or a portion of the Loans (but only on the principal amount so paid) and on the Maturity Date.
     (b) Interest shall be calculated on the basis of year of 365 or 366 days, as the case may be, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.
          2.5 Payments. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim on the due date thereof to the Lender at the Lender’s office specified in Section 9.2 hereof, in U.S. dollars and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.
          2.6 Taxes.
     (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including, without limitation, deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
     (c) The Borrower shall indemnify the Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Lender on or with respect to any payment by or on account of any obligation of the

Borrower hereunder (including, without limitation, Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. If the Borrower has been advised in writing by its legal or tax advisers that any Indemnified Tax or Other Tax paid by the Borrower hereunder was not correctly or legally imposed or asserted, then, after payment by the Borrower to the Lender of such Indemnified Taxes or Other Taxes, the Borrower may seek a refund of part or all of the amount paid, and the Lender agrees to cooperate in any reasonable respect, at the Borrower’s request and the Borrower’s sole cost and expense, in the Borrower’s efforts to obtain a refund. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender on its own behalf or on behalf of the Lender shall be conclusive absent manifest error.
     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.
     (e) To the extent that the Lender has actual knowledge that it shall be entitled to a refund or credit (such credit to include any increase in any foreign tax credit) in respect of any Taxes as to which it has been indemnified under this Section 2.6 or with respect to which any sum payable hereunder has been increased and paid by the Borrower under Section 2.6 to take such Taxes into account, the Lender shall promptly notify the Borrower of the availability of such refund or credit and shall within thirty (30) days after receipt of a request by the Borrower or, if later, such earliest time permitted under applicable law, apply for such refund or credit at the cost and expense of the Borrower. Within thirty (30) days following receipt of any such refund or benefit of such credit (such benefit to include any reduction of the taxes for which the Lender would otherwise be liable due to any increase in any foreign tax credit available to the Lender), the Lender, as applicable, shall repay the amount of such refund or credit to the Borrower, plus all interest received with respect thereto, net of all reasonable out-of-pocket expenses incurred by the Lender in securing the refund; provided that the Borrower, upon the request of the Lender, agrees to return the amount of such refund or benefit of such credit to the Lender in the event the Lender is required to repay the amount of such refund or benefit of such credit to the relevant Governmental Authority.
          SECTION 3. REPRESENTATIONS AND WARRANTIES
          The Borrower hereby represents and warrants to the Lender that:
          3.1 Existence. The Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority, and the legal right, to own and operate its property and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign company and in good standing under the laws of each jurisdiction where its ownership or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be qualified could not reasonably be expected to have a Material Adverse Effect.
          3.2 Authorization; Enforceable Obligations. No consent or authorization of, filing with, notice to or other act by or in respect of, any governmental or regulatory authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower is a party. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles.
          3.3 No Legal Bar. The execution, delivery and performance of the Loan Documents and the consummation of the transactions contemplated hereby and thereby, are within the Borrower’s powers, have been duly authorized by all necessary action, and (a) do not contravene the Borrower’s organizational documents, any Requirement of Law or any contractual restriction binding on or affecting the Borrower and (b) will not result in, or require, the creation or imposition of any Lien on any of its properties pursuant to any such Requirement of Law or contractual restriction (other than Liens created by the Pledge Agreement in favor of the Lender). The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.
          3.4 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator, court or other governmental or regulatory authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or against any of its properties (a) that relates to the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which could reasonably be expected to have a Material Adverse Effect.
          3.5 No Default. The Borrower is not in default under or with respect to any of its agreements, instruments or other documents in any respect which could reasonably be expected to have a Material Adverse Effect.
          3.6 Federal Regulations. No part of the proceeds of any Loans made on the Closing Date will be used for purchasing any Margin Stock. No proceeds of any Loans made after the Closing Date have been or will be used for the purpose of “purchasing” or carrying any Margin Stock in violation of, or in a manner inconsistent with, the provisions of the Margin Regulations and in no event have or will the proceeds of any Loans be secured by more than 25% of the “current market value” (within the meaning of the Margin Regulations) of any such Margin Stock.

          3.7 No Material Adverse Effect. Since August 5, 2008, there has been no event, act, condition or occurrence which has had or could reasonably be expected to have a Material Adverse Effect.
          3.8 Investment Company Act. The Borrower is not required to be registered as an “investment company,” and is not a company “controlled” by an “investment company,” in each case, within the meaning of the Investment Company Act of 1940, as amended.
          3.9 Compliance with Laws. The Borrower is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.
          3.10 Compliance with OFAC Rules and Regulations. The Borrower is not a Sanctioned Person, nor does it derive any of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Entities. The proceeds of any Loan will not be used and have not been used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Entity.
          3.11 Disclosure. None of the factual information, data and certificates regarding the Borrower (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Lender for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement or omitted to state any material fact necessary to make such information and data (taken as a whole) not misleading when made in light of the circumstances under which such information or data was furnished, it being understood and agreed that for purposes of this Section 3.11, such factual information and data shall not include projections and pro forma financial information or any information of a general economic or industry nature.
          3.12 Insolvency. The Borrower is not and, after giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement, the Borrower will not be, “insolvent,” within the meaning of such term as defined in the Bankruptcy Code or Section 2 of the Uniform Fraudulent Transfer Act, or any other applicable state law pertaining to fraudulent transfers, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated
          3.13 Permitted Investments. With respect to each Permitted Investment, as of the closing of the acquisition of such Permitted Investment:
     (a) The Borrower has adequate power and authority and has full legal right to enter into the agreements to which it is a party with respect to such Permitted Investment, to perform, observe and comply in all material respects with all of such agreements.

     (b) The execution and delivery by the Borrower of the agreements to which it is a party with respect to such Permitted Investment, the performance by it of all of its obligations under such agreements, and the acquisition of such Permitted Investment pursuant to such agreements have been duly authorized by all necessary action on the part of the Borrower and do not: (i) contravene any provision of the Borrower’s certificate of formation or operating agreement; (ii) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien (other than a Permitted Lien) upon any of the property of the Borrower under, any agreement or instrument to which it is a party or by which any of its assets are bound, except, in each case, such conflict, breach, default or Lien as would not reasonably be expected to have a Material Adverse Effect; or (iii) violate or contravene any provision of any law, rule or regulation or any order or ruling thereunder or any decree, order or judgment of any governmental authority except such violation or contravention as would not reasonably be expected to have a Material Adverse Effect.
     (c) All consents and approvals of, and filings and permits with, and all other actions in respect of, all Governmental Authorities required in order for the Borrower to acquire such Permitted Investment in accordance with the terms and conditions of the agreements to which it is a party with respect to such Permitted Investment and all applicable laws have been, or prior to the time required, will have been, obtained, given, filed, taken or waived, and are in full force and effect as of the closing date of the acquisition of such Permitted Investment (other than such consents, approvals, filings, permits and actions which the failure to obtain or make would not reasonably be expected to result in a Material Adverse Effect).
          SECTION 4. CONDITIONS PRECEDENT TO EFFECTIVENESS
          4.1 Conditions to Effectiveness. This Agreement shall become effective on and as of the first date (the “Closing Date”) on which the following conditions precedent have been or are deemed to have been satisfied:
     (a) The Lender shall have received the following, each dated the Closing Date, in form and substance satisfactory to the Lender:
     (i) The Note payable to the order of the Lender;
     (ii) The pledge agreement, in substantially the form of Exhibit B hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof, the “Pledge Agreement”), duly executed by the Borrower, together with proper Form UCC-1 financing statements under the Uniform Commercial Code to be filed with the Secretary of State of Delaware, covering the Pledged Collateral, in each case completed in a manner satisfactory to the Lender and in the case of the Pledge Agreement, duly executed by the Borrower;

     (iii) A certificate of an authorized officer of the managing member of the Borrower certifying the names and true signatures of the officers of the managing member of the Borrower authorized to sign on behalf of the Borrower this Agreement and the other Loan Documents and the other documents to be delivered hereunder and thereunder;
     (iv) A favorable opinion of Dechert, counsel for the Borrower, addressing such matters as Lender may reasonably request;
     (v) Evidence reasonably satisfactory to the Lender that (A) the Borrower has received capital contributions concurrently with the making of the Loan to enable it to purchase the applicable Permitted Investment within two Business Days of the Closing Date, in an amount equal to not less than 12.5% of the amount of such Permitted Investment (it being agreed that a duly executed and delivered Borrower’s Certificate with respect to such Permitted Investment shall constitute “reasonably satisfactory evidence” of the receipt of such capital contributions) or (B) documentation for any expenses to be paid with such Loan as permitted by Section 5.5;
     (vi) An executed Borrower’s Certificate;
     (vii) All fees and expenses owing to Lender pursuant to Section 8.4 for which invoices have been presented to the Borrower;
     (viii) The results of recent lien searches with respect to the Borrower and such searches shall not reveal any liens other than Permitted Liens;
     (ix) All documentation and other information required by bank regulatory authorities under applicable “know your customer” and Anti-Money Laundering rules and regulations, including the USA Patriot Act; and
     (x) Such other agreements, instruments certificates or other information as the Lender may reasonably request.
     (b) Each of the representations and warranties made by the Borrower under or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date.
     (c) No event shall have occurred and be continuing, or shall result from the borrowing of the Loans or from the application of proceeds therefrom, that shall constitute a Default or Event of Default.
          4.2 Conditions to Loans Following the Closing Date. The obligation of the Lender to make a Loan on each date a request for a Loan is made following the Closing Date (a

“Drawdown Date”), is further subject to the satisfaction of the following additional conditions precedent:
     (a) Each of the representations and warranties of Borrower contained in the Loan Documents shall be true in all material respects as of the applicable Drawdown Date.
     (b) No Default or Event of Default shall have occurred and be continuing.
     (c) The Lender shall have received substantially concurrently with the making of the Loan (or within five Business Days of the closing date of the acquisition of the Permitted Investment that was purchased with the proceeds of such Loan), certificates representing the Pledged Stock, if any, to be purchased with the proceeds of such Loan, accompanied by undated stock powers or other appropriate powers, duly executed in blank (if such Pledged Collateral is represented by certificates) and all Pledged Notes, if any, accompanied by undated note powers or other appropriate powers.
     (d) The Lender shall have received (i) reasonably satisfactory evidence that the Borrower has received capital contributions concurrently with the making of the Loan to enable it to purchase the applicable Permitted Investment within two Business Days of the making of such Loan in an amount equal to not less than 12.5% of the amount of the Permitted Investment (it being agreed that a duly executed and delivered Borrower’s Certificate with respect to such Permitted Investment shall constitute “reasonably satisfactory evidence” of the receipt of such capital contributions) or (ii) documentation for any expenses to be paid with such Loan as permitted by Section 5.5.
     (e) The Lender shall have received an executed Borrower’s Certificate dated as of the applicable Drawdown Date.
     (f) In the event the proceeds of any Loan will be used to purchase any Margin Stock, (a) the Borrower shall have (i) provided the Lender 3 Business Day’s prior written notice of its intention to so purchase such Margin Stock and (ii) provided the Lender prior to the applicable Drawdown Date such filings, documents, instruments and information necessary or reasonably requested by Lender to permit the Borrower and the Lender to comply with the Margin Regulations in respect of such Loan, and (b) certified to the Lender that not more than 25% of the “current market value” (within the meaning of the Margin Regulations) of such Margin Stock will secure the Loans.
          SECTION 5. AFFIRMATIVE COVENANTS
          The Borrower hereby agrees that, so long as any Obligation is outstanding hereunder or under any other Loan Document, the Borrower shall:

          5.1 Compliance with Laws. Etc. Comply, and cause each of its subsidiaries to comply with all applicable Requirements of Law, if failure to so comply could reasonably be expected to have a Material Adverse Effect.
          5.2 Payment of Taxes Etc. Pay and discharge, before the same shall be delinquent, (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (b) all material obligations that, if unpaid, might by law become a Lien upon the Pledged Collateral; provided, however, that the Borrower shall not be required to pay or discharge any such tax, assessment, charge, claim or obligation that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.
          5.3 Conduct of Business and Maintenance of Existence. (a) Continue to engage in business of the same general type as now conducted by it (or contemplated to be conducted by it), (b) preserve, renew and keep in full force and effect its corporate existence and (c) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.
          5.4 Maintenance of Books and Records. The Borrower shall maintain proper books of record and account in conformity with GAAP.
          5.5 Use of Proceeds. The Borrower shall use the proceeds of the Loans solely to make Permitted Investments and to pay expenses of Lender and the Borrower with respect to the negotiation and preparation of the Loan Documents and of the Borrower with respect to its organization and administration.
          5.6 Notices. Promptly after the Borrower becomes aware thereof, the Borrower shall give written notice to the Lender of the occurrence of any Event of Default, and promptly (but in no event later than five Business Days after the Borrower obtains actual knowledge thereof) give written notice to the Lender of any development or event which has had or could reasonably be expected to have a Material Adverse Effect.
          5.7 Pledged Collateral. The Borrower shall execute or re-execute such documents as the Lender shall reasonably request in order for the Lender to maintain or create a first priority lien in the Pledged Collateral (subject only to Permitted Liens), including any Pledged Collateral acquired by the Borrower after the Closing Date.
          5.8 Margin Regulations. The Borrower shall make all filings, and shall deliver to the Lender all documents, instruments and information necessary or reasonably requested by the Lender, to permit the Borrower and the Lender to at all times comply with the Margin Regulations.

          5.9 Delivery of Related Agreements. Within five Business Days after the closing of the acquisition of a Permitted Investment, the Borrower shall provide the Lender with a copy of the Related Agreements with respect to such Permitted Investment.
          SECTION 6. NEGATIVE COVENANTS
          The Borrower hereby agrees that, so long as any Obligation is outstanding hereunder or under any other Loan Document, the Borrower shall not directly or indirectly:
          6.1 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any assets of the Borrower, except for (a) Liens created under the Pledge Agreement and (b) Permitted Liens.
          6.2 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets (except, subject to Section 2.3(b), the sale of the Pledged Collateral to the Fund), or make any material change in its intended method of conducting business. The Borrower will not amend, supplement or otherwise modify its Certificate Formation or Limited Liability Company Agreement or any of the respective provisions thereof, in each case, in a manner materially adverse to the Lender.
          6.3 Limitation on Dividends. Declare or pay any dividend (other than Tax Distributions) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any class of equity interests in the Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower.
          6.4 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person except Permitted Investments.
          6.5 Limitation on Business Activities. The Borrower shall not engage in any business activities other than making Permitted Investments and any administrative, managerial and other activities incidental thereto and any activities required hereunder.
          6.6 Limitation on Indebtedness. The Borrower shall not create, incur, assume or permit to exist any Indebtedness (other than the Obligations).
          6.7 Transactions with Affiliates. The Borrower shall not enter into, or be a party to, any transaction with any Affiliate, except pursuant to terms which are no less favorable to the Borrower than would be obtained in a comparable arm’s length transaction with a Person which is not an Affiliate (other than the sale of Permitted Investments to the Fund in accordance with Section 1.3 of the Limited Liability Company Agreement of the Borrower as in effect as of the date hereof).
          6.8 Margin Stock. The Borrower will not use any part of the proceeds of any Loans in violation of Section 3.6 of this Agreement.
          SECTION 7. EVENTS OF DEFAULT
          If any of the following events (each an “Event of Default”) shall occur and be continuing:
     (a) The Borrower shall fail to pay any principal of any Loan when due or any interest on any Loan or any other amount payable hereunder within three (3) Business Days after coming due in accordance with the terms hereof; or
     (b) Any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document or which is contained in any certificate, document or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or
     (c) The Borrower shall default in the observance or performance of any material agreement contained in Section 5.3(b), 5.5 or 6 hereof; or
     (d) The Borrower shall default in the observance or performance of any other material agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 7), and such default shall continue unremedied for a period of 30 days; or
     (e) (i) The Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or
     (f) One or more judgments or orders for the payment of money in excess of $1,000,000 shall be rendered against the Borrower and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 7(f) if and for so long as (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or
     (g) Any non-monetary judgment or order shall be rendered against the Borrower that could be reasonably expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
     (h) (i) Any Loan Document shall cease, for any reason, to be in full force and effect or the Borrower shall so assert or (ii) the security interest created in the Pledged Collateral under the Pledge Agreement shall cease to be enforceable and of the same effect and priority purported to be created thereby;
     (i) Neither Managing Member shall be a managing member of the Borrower, or any Managing Member sells, transfers, assigns or pledges all or substantially all of his interests in the Borrower (other than to a Permitted Assignee);
then, (A) if such event is an Event of Default specified in clause (i) or (ii) of Section 7(e) hereof, automatically the Commitment shall immediately terminate and the Loans hereunder (and all accrued interest thereon) and all other Obligations owing under this Agreement and the Note shall immediately become due and payable, and (B) if such event is any other Event of Default, the Lender may take any or all of the following actions: (i) by notice to the Borrower declare the Commitment to be terminated forthwith, whereupon the Commitment shall immediately terminate; (ii) by notice to the Borrower, declare the Loans hereunder (and all accrued interest thereon) and all other Obligations owing under this Agreement and the Note to be due and payable forthwith, whereupon the same shall immediately become due and payable, and/or (iii) exercise all of its other rights and remedies under this Agreement, the other Loan Documents and applicable law. Except as expressly provided above in this Section 7, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

          SECTION 8. MISCELLANEOUS
          8.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 8.1. The Lender may, from time to time, enter into with the Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lender or of the Borrower hereunder or thereunder or waive, on such terms and conditions as the Lender, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default and its consequences.
          8.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been electronically confirmed, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

The Borrower:	JCP Fund V Bridge Partners LLC
520 Madison Avenue, 12th Floor
New York, New York 10022
Attention: Brian P. Friedman

The Lender:	Jefferies & Company, Inc.
520 Madison Avenue, 12th Floor
New York, New York 10022
Attention: Lloyd Feller, General Counsel
          8.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall the making of a Loan after a Default or an Event of Default be deemed a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
          8.4 Indemnification and Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Lender for all reasonable and documented out-of-pocket costs and expenses incurred by the Lender (including the reasonable fees and disbursements of up to one outside counsel to the Lender) in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby are consummated), (b) to pay or reimburse the Lender for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Lender, (c) to pay, indemnify, and hold the Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold the Lender and each of its affiliates and its officers, directors, employees, agents and advisors (each, an “Indemnified Party”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents collectively, the “indemnified liabilities”); provided, that the Borrower shall have no obligation hereunder to the Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Lender as determined by a binding nonappealable judgment of a court of competent jurisdiction. The agreements in this Section shall survive repayment of the Loans and all other Obligations payable hereunder.
          8.5 Successors and Assigns and Assignments.
     (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender, and their respective successors and assigns, except that neither of the Lender nor the Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, provided that the consent of the Borrower shall not be required during the existence an Event of Default. In the event that there should be more than one Lender hereunder, then Jefferies shall be the agent for all such Lenders (and all such Lenders by acceptance of any such assignment hereby appoint Jefferies to take any and all actions on behalf of such Lenders as agent under the Loan Documents), and, at the request of Jefferies, the Borrower shall take all actions reasonably necessary to confirm such other Lenders’ security interest in the Pledged Collateral.
     (b) Any assignee organized under the laws of a jurisdiction outside of the United States shall deliver to the Borrower a properly completed and executed IRS Form W-8ECI or Form W-8BEN or other applicable form acceptable to Borrower certifying that payments to be made to it under this Agreement are exempt from applicable withholding tax under an applicable statute or tax treaty. In the event that any assignee fails to comply with the preceding sentence, such assignee shall not be entitled to the benefits of Section 2.6.

     (c) The Lender, acting solely for this purpose as an agent of Borrower, shall maintain at its offices a copy of each assignment delivered to it and a register for the recordation of the names and addresses of each lender, and the commitments of, and principal amount of the Loans owing to, each lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower and the Lender may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of the Agreement, notwithstanding notice to the contrary. An assignment will not be valid unless it is recorded in the Register. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
          8.6 Set-off. In addition to any rights and remedies of the Lender provided by law (including, without limitation, other rights of set-off), the Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon the occurrence and during the continuance of any Event of Default, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), and any other credits, indebtedness or claims, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held by or owing to the Lender to or for the credit or the account of the Borrower, or any part thereof in such amounts as the Lender may elect, against and on account of the Loans and other Obligations of the Borrower to the Lender hereunder and claims of every nature and description of the Lender against the Borrower, whether arising hereunder or under any other Loan Document, whether or not the Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The aforesaid right of set-off may be exercised by the Lender against the Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against the Borrower, or any such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by the Lender prior to the occurrence of any Event of Default. The Lender agrees to promptly notify the Borrower after any such set-off and application made by the Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.
          8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission of signature pages hereto), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
          8.8 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
          8.9 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          8.10 WAIVERS OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
          8.11 Consent to Jurisdiction and Service of Process. Any legal action or proceeding with respect to this Agreement or any other Loan Document shall be brought in the courts of the State of New York in New York County or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of the Borrower and the Lender accepts, for itself and in connection with its properties and assets, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available. Each of the Borrower and the Lender irrevocably agrees that all service of process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid and return receipt requested, to it at its address set forth in Section 8.2, such service being hereby acknowledged by the Borrower to be effective and binding service in every respect. Each of the Borrower and the Lender irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Lender to bring proceedings against the Borrower in the court of any other jurisdiction.
          8.12 Confidentiality. The Lender agrees that, without the prior consent of the Borrower, it will not disclose any information with respect to the Borrower or any Permitted Investment which is furnished pursuant to this Agreement, any other Loan Document or any documents contemplated by or referred to herein or therein and which is designated by the Borrower to the Lender as confidential or as to which it is otherwise reasonably clear such information is not public, except that the Lender may disclose any such information (a) to its employees (who reasonably need to know such information), affiliates (who reasonably need to know such information), auditors and counsel, (b) as has become generally available to the public other than by a breach of this Section 8.12, (c) to the extent requested by any municipal, state or federal regulatory body purporting to have jurisdiction over the Lender, (d) as may be required or appropriate in response to any summons or subpoena or by any law, order, regulation or ruling applicable to such Lender, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this

Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder or (f) to any assignee in connection with any contemplated transfer pursuant to Section 8.5; provided that such prospective assignee shall have been made aware of this Section 8.12 and shall have agreed to be bound by its provisions as if it were a party to this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

JCP FUND V BRIDGE PARTNERS LLC
By:	/s/ Brian P. Friedman
	Name:	Brian P. Friedman
	Title:	Managing Member

JEFFERIES GROUP, INC. as Lender
By:	/s/ Peregrine C. Broadbent
	Name:	Peregrine C. Broadbent
	Title:	Chief Financial Officer

NOTE

$50,000,000	New York, New York August 11, 2008
          FOR VALUE RECEIVED, the undersigned JCP FUND V BRIDGE PARTNERS LLC, a Delaware limited liability company (the “Borrower”), hereby unconditionally promises to pay to the order of JEFFERIES GROUP, INC. (the “Lender”), in lawful money of the United States of America and in immediately available funds, the principal amount of FIFTY MILLION DOLLARS ($50,000,000) or such lesser amount as has been advanced pursuant to the terms of the Credit Agreement referred to below. The principal amount of this Note shall be payable in accordance with the Credit Agreement described below.
          The undersigned further agrees to pay interest in like money on the unpaid principal amount hereof from time to time from the date hereof at the rates per annum and on the dates as provided in Section 2.4 of the Credit Agreement referred to below, until paid in full (both before and after judgment).
          The holder of this Note is authorized to, and so long as it holds this Note shall, record the date and amount of each Loan made by the Lender pursuant to Section 2.1 of the Credit Agreement and the date and amount of each payment or prepayment of principal thereof on the schedules annexed hereto and constituting a part hereof, or on a continuation thereof which shall be annexed hereto and constitute a part hereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, that failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrower under this Note or under the Credit Agreement.
          This Note is the Note referred to in the Credit Agreement, dated as of August 11, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower and the Lender, is entitled to the benefits thereof, is secured as provided therein and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein.
          This Note is secured as provided in the Pledge Agreement.
          Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.
          The Borrower expressly waives diligence, presentment, protest, demand and other notices of any kind.

          This Note shall be governed by and construed in accordance with the laws of the State of New York.

JCP FUND V BRIDGE PARTNERS LLC
By:	/s/ Brian J. Friedman
Managing Member

SCHEDULE A to
Note
LOANS AND PAYMENTS
OF LOANS

		Amount of	Unpaid Principal
Date	Amount of Loan	Principal Repaid	Balance of Loans	Notation Made by

PLEDGE AGREEMENT
          PLEDGE AGREEMENT, dated as of August 11, 2008, made by JCP FUND V BRIDGE PARTNERS LLC, a Delaware limited liability company (the “Pledgor”), in favor of JEFFRIES GROUP, INC. (the “Lender”).
RECITALS
          Pursuant to the Credit Agreement, dated as of August 11, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), between the Pledgor and the Lender, the Lender has agreed to make loans to the Pledgor upon the terms and subject to the conditions set forth therein, such loans to be evidenced by the Note issued by the Pledgor thereunder. It is a condition precedent to the obligation of the Lender to make its respective loans to the Pledgor under the Credit Agreement that the Pledgor shall have executed and delivered this Pledge Agreement to the Lender.
          NOW, THEREFORE, in consideration of the premises and to induce the Lender to enter into the Credit Agreement and to induce the Lender to make its loans to the Pledgor under the Credit Agreement, the Pledgor hereby agrees with the Lender, as follows:
     1. Defined Terms.
          (a) Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
          (b) The following terms shall have the following meanings:
          “Code” means the Uniform Commercial Code from time to time in effect in the State of New York.
          “Issuer” means any issuer of Pledged Collateral.
          “Pledge Agreement” means this Pledge Agreement, as amended, supplemented or otherwise modified from time to time.
          “Pledged Collateral” means the Pledged Notes, the Pledged Stock, all Related Agreements and all Proceeds.
          “Pledged Notes” means all notes and other debt instruments in which the Pledgor has any right, title or interest, whether now owned or hereafter acquired, including without limitation, those listed on Schedule I (as the same may be supplemented with respect to additional Pledged Collateral) or acquired hereafter
          “Pledged Stock” means all shares of capital stock, partnership interests, limited partnership interests, limited liability company interests and other equity interests, whether or not represented by a certificate, in which the Pledgor has any right, title or interest, whether now owned or hereafter acquired, including without limitation, those listed on Schedule I (as the same may be supplemented with respect to additional Pledged Collateral), together with all stock certificates, interest certificates or other securities evidencing such interests, options or rights of any nature whatsoever which may be issued or granted by the Issuer to the Pledgor in respect of the Pledged Stock while this Pledge Agreement is in effect.
          “Proceeds” means all “proceeds” as such term is defined in the Code of any Pledged Stock and Pledged Notes and, in any event, shall include, without limitation, all dividends, distributions, property or assets received in exchange or other income with respect to the Pledged Stock or Pledged Notes, or collections thereon or security therefor.
          “Related Agreements” means all right, title and interest of the Pledgor, insofar as they relate to the Pledged Stock or the Pledged Notes and to the extent that such rights, title and interests are assignable pursuant to the terms thereof, in or under all agreements relating to the Pledged Stock or Pledged Notes, including, without limitation, any stockholders agreement, any stock purchase agreement, note purchase agreement, any management agreement, partnership agreement, registration rights agreement, note purchase agreement, loan agreement and any other agreement relating to any Pledged Stock or Pledged Notes or the purchase or issuance thereof.
          (c) The words “hereof’, “herein” and “hereunder” and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and Section, Schedule, Annex, and Exhibit references are to this Pledge Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
     2. Pledge; Grant of Security Interest. The Pledgor hereby delivers, pledges, assigns, and transfers, to the Lender, for the ratable benefit of the Lender, all the Pledged Collateral and hereby grants to the Lender, for the ratable benefit of the Lender, a lien on and first priority security interest in the Pledged Collateral, in each case whether now owned or hereafter acquired, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. It is hereby specifically understood and agreed that the Pledgor may from time to time hereafter pledge and deliver additional Pledged Stock or Pledged Notes to the Lender as collateral security for the Obligations. Upon such pledge and delivery to the Lender, such additional Pledged Stock or Pledged Notes shall be deemed to be part of the Pledged Collateral of the Pledgor and shall be subject to the terms of this Pledge Agreement whether or not Schedule I is amended to refer to such additional collateral.
     3. Delivery of Certificates and Instruments. The Pledgor shall deliver as security to the Lender (a) simultaneously with or prior to the execution and delivery of this Pledge Agreement, all original shares of stock, certificates, instruments, promissory notes and other documents evidencing or representing the Pledged Collateral of the Pledgor as of the date hereof and (b) promptly upon the receipt thereof by or on behalf of the Pledgor, all other original shares of stock, certificates, instruments, promissory notes and other documents constituting Pledged Collateral of the Pledgor acquired after the date hereof. Prior to delivery to the Lender, all such original shares of stock, certificates, instruments, promissory notes and other documents constituting Pledged Collateral of the Pledgor shall be held in trust by such Pledgor for the benefit of the Lender pursuant hereto. All such original shares of stock, certificates, instruments,

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promissory notes and other documents shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, in form and substance reasonably acceptable to the Lender.
     4. Representations and Warranties. The Pledgor represents and warrants that:
          (a) all the shares included in Pledged Stock have been duly and validly issued and are fully paid and nonassessable;
          (b) the Pledgor is the sole record and beneficial owner of, and has title to, the Pledged Collateral, free of any and all Liens or options in favor of, or claims of, any other Person, except Permitted Liens;
          (c) each Related Agreement has been duly executed and delivered by all parties thereto and remains in full force and effect;
          (d) the Pledgor has delivered to the Lender a true and complete copy of each Related Agreement and all amendments, modifications or supplements thereto; and
          (e) upon (i) the delivery of the certificated Pledged Stock and the Pledged Notes held by the Pledgor to the Lender endorsed to the Lender or accompanied by appropriate instruments of transfer endorsed to the Lender in blank, and (ii) the filing of UCC financing statements containing a description of the Pledged Collateral with the appropriate governmental, municipal or other office of the Pledgor’s jurisdiction of organization, which are all the filing necessary to perfect the security interest in favor of the Lender in respect of all Pledged Collateral, the Lender will have a valid and perfected first priority security interest in all of the Pledged Collateral, securing the payment and performance of the Obligations.
     5. Covenants. The Pledgor covenants and agrees with the Lender that, from and after the date of this Pledge Agreement until the Obligations are paid in full (other than contingent indemnification obligations for which no claim has been asserted) and the Commitment terminated:
          (a) The Pledgor shall not change its type of organization, jurisdiction of organization or other legal structure.
          (b) Without providing at least 10 days prior written notice to the Lender, the Pledgor shall not change its name.
          (c) Without providing at least 10 days prior written notice to the Lender, the Pledgor shall not change its organizational identification number if it has one. If the Pledgor does not have an organizational identification number and later obtains one, the Pledgor shall promptly notify the Lender of such organizational identification number.
          (d) If the Pledgor shall, as a result of its ownership of the Pledged Collateral, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any

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reorganization), option or rights, or any promissory note or other debt instrument whether in addition to, in substitution for, as a conversion of, or in exchange for any of the Pledged Collateral, or otherwise in respect thereof, the Pledgor shall accept the same as the Lender’s agent, hold the same in trust for the Lender and deliver the same forthwith to the Lender in the exact form received, duly indorsed by the Pledgor to the Lender, if required, together with an undated transfer power covering such Pledged Collateral duly executed in blank as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Collateral upon the liquidation or dissolution of the Issuer shall be paid over to the Lender as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Collateral or any property shall be distributed upon or with respect to the Pledged Collateral pursuant to the recapitalization or reclassification of the capital of the Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Lender as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Collateral shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Lender, hold such money or property in trust for the Lender segregated from other funds of the Pledgor, as additional collateral security for the Obligations.
          (e) Without the prior written consent of the Lender, the Pledgor will not (i) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Pledged Collateral, other than sales of the Pledged Stock or Pledged Notes in connection with which the net proceeds of such transaction are immediately applied to prepayment of the Obligations in accordance with the Credit Agreement, (ii) create, incur or permit to exist any Lien or option (other than Permitted Liens) in favor of, or any claim of any Person with respect to, any of the Pledged Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement or (iii) enter into or permit to exist any agreement or undertaking restricting the right or ability of the Pledgor or the Lender to sell, assign or transfer any of the Pledged Collateral, other than as set forth in a Related Agreement.
          (f) The Pledgor shall maintain the security interest created by this Pledge Agreement as a perfected first priority security interest (subject only to Permitted Liens) and shall defend such security interest against the claims and demands of all Persons whomsoever. If any amount payable under or in connection with any of the Pledged Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Lender, duly endorsed in a manner reasonably satisfactory to the Lender, to be held as Pledged Collateral pursuant to this Pledge Agreement.
          (g) The Pledgor will, from time to time, at its expense, promptly execute and deliver all further instruments and documents and take all further action that may be necessary, or that the Lender may reasonably request, in order to perfect and protect and maintain the priority of any security interest granted or purported to be granted hereby by the Pledgor or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.
     6. Financing Statements. The Pledgor hereby authorizes the Lender to prepare and file such financing statements (including continuation statements) or amendments thereof or

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supplements thereto or other instruments as the Lender may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the Code, in each case with any collateral description as the Lender reasonably deems advisable. The Pledgor shall also execute and deliver to the Lender and/or file such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Lender may request) and do all such other things as the Lender may deem necessary (a) to assure to the Lender its security interests hereunder are perfected, including such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Lender may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder and the priority thereof in accordance with the Code and any other personal property security legislation in the appropriate jurisdictions, (b) to consummate the transactions contemplated by the Loan Documents and (c) to otherwise protect and assure the Lender of its rights and interests under the Loan Documents.
     7. Cash Dividends; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Lender shall have given notice to the Pledgor of the Lender’s intent to exercise its corresponding rights pursuant to Section 7 below, the Pledgor shall be permitted to receive all cash dividends and interest payments paid in the normal course of business of the issuer in respect of the Pledged Collateral (subject to application of such amounts to the Obligations as required by the Credit Agreement) and to exercise all voting, corporate rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast or corporate right exercised or other action taken which would materially and adversely affect the rights the Lender in respect of such Pledged Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, the Notes, this Pledge Agreement or the other Loan Documents.
     8. Remedies.
          (a) If an Event of Default shall occur and be continuing, the Lender may exercise, in addition to all other rights and remedies granted in this Pledge Agreement or by law and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, the Issuer or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Pledged Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, in each case, such sale, transfer, assignment or other disposition being free of any right or equity of redemption of the Pledgor, which right or equity is hereby waived or released. The Lender shall have the right upon any such public sale and, to the extent permitted by law, upon any such private sale to purchase the whole or any part of the

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Pledged Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. The Lender shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Pledged Collateral or in any way relating to the Pledged Collateral or the rights of the Lender hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Lender may elect, and only after such application and after the payment by the Lender of any other amount required by any provision of law, need the Lender account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by the Lender of any of its rights hereunder. If any notice of a proposed sale or other disposition of Pledged Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
          (b) Following the occurrence and during the continuation of an Event of Default:
          (i) the Lender shall have the right to receive any and all cash dividends, interest payments or other cash distributions paid in respect of the Pledged Collateral and make application thereof to the Obligations in such order as it may determine; and
          (ii) at the request of the Lender, all shares of the Pledged Stock, shall be registered in the name of the Lender or its nominee, and the Lender or its nominee may thereafter exercise (A) all voting, corporate or other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of the Issuer or otherwise, (B) any and all rights of conversion, registration, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Collateral as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or company structure of the Issuer, or upon the exercise by Pledgor or the Lender of any right, privilege or option pertaining to such shares of the Pledged Collateral, and in connection therewith, the right to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer Lender, registrar or other designated agency upon such terms and conditions as it may determine) and (C) all rights of the Pledgor pursuant to the Related Agreements, all without liability except to account for property actually received by it, but the Lender shall have no duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
          (c) The rights of the Lender hereunder shall not be conditioned or contingent upon the pursuit by the Lender of any right or remedy against the Issuer or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any other collateral security therefor, guarantee thereof or right of offset with respect thereto. The Lender shall not be liable for any failure to demand, collect or realize upon all or any part of the Pledged Collateral or for any delay in doing so, nor shall it be under any obligation to sell or

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otherwise dispose of any Pledged Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Pledged Collateral or any part thereof.
          (d) Power of Attorney. The Pledgor hereby designates and appoints the Lender, and each of its designees or agents as attorney-in-fact of such Pledgor, irrevocably and with power of substitution, with authority to do and perform all such other acts and things as the Lender may deem to be necessary, proper or convenient in connection with the Pledged Collateral of such Pledgor, during the continuance of an Event of Default.
          This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Obligations or the Commitment remains outstanding or any Credit Document is in effect (other than with respect to contingent indemnification obligations for which no claim has been asserted), and until the Note shall have been indefeasibly paid in full.
     9. Irrevocable Authorization and Instruction to the Issuer. The Pledgor hereby authorizes and instructs each Issuer to comply with any instruction received by it from the Lender in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that such Issuer shall be fully protected in so complying.
     10. Release of Pledged Collateral.
          (a) Upon payment in full of all Obligations outstanding under the Credit Agreement and the other Loan Documents (other than with respect to contingent indemnification obligations for which no claim has been asserted) and termination of the Commitment, the Lender shall release its security interest and lien upon the Pledged Collateral and shall return all original stock certificates and stock powers evidencing any Pledged Stock to the Pledgor, at the Pledgor’s sole cost and expense.
          (b) Upon any sale of all or any portion of the Pledged Collateral, the Lender shall release its security interest and lien upon such Pledged Collateral and shall return the original stock certificates and stock powers and notes and other instruments evidencing such Pledged Collateral to the Pledgor concurrently with the receipt of the net proceeds of such sale in accordance with the Credit Agreement, in each case at the Pledgor’s sole cost and expense.
     11. Notices. Notices, requests and demands to or upon the Lender or the Pledgor hereunder shall be effected in the manner set forth in Section 8.2 of the Credit Agreement.
     12. No Waiver; Cumulative Remedies. The Lender shall not by any act (except by a written instrument pursuant to Section 12 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate-as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lender of any right or remedy hereunder on any

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one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.
     13. Waivers and Amendments. None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Lender.
     14. Successors and Assigns. This Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Lender and their respective successors and assigns which are permitted pursuant to Section 8.5 of the Credit Agreement.
     15. Governing Law. This Pledge Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. The terms of Section 8.10 (“Waivers of Jury Trial”) and Section 8.11 (“Consent to Jurisdiction and Service of Process”) of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto hereby agree to such terms.
[SIGNATURE PAGE FOLLOWS]

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          IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

JCP FUND V BRIDGE PARTNERS LLC
By:	/s/ Brian P. Friedman
	Name:	Brian P. Friedman
	Title:	Managing Member

Pledge Agreement
SCHEDULE I to
Pledge Agreement
DESCRIPTION OF PLEDGED STOCK

Type of
Name of	Pledged	Certificate Number	Number of	Percentage of
Issuer	Stock	(if any)	Shares (if any)	Interest

DESCRIPTION OF PLEDGED NOTES

Name of
Issuer	Principal Amount	Date

Borrowing Certificate
August 11, 2008
     Reference is made to the Credit Agreement, dated as of August 11, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), between JCP Fund V Bridge Partners LLC, a Delaware limited liability company (the “Borrower”), and Jefferies Group, Inc. Capitalized terms used herein and not defined have the respective meanings assigned to such terms in the Credit Agreement.
     The undersigned Managing Member of the Borrower hereby certifies as of the date hereof that:
1.	Pursuant to Section 2.1(b) of the Credit Agreement, the Borrower hereby notifies the Lender of its intent to borrow $31,281,250 under said agreement. In order to effectuate this Loan, please credit the following account(s) on August 11, 2008, as follows:
Bank Name: JP Morgan Chase
Account Name: 021-000021
Account No.: JCP Fund V Bridge Partners LLC
ABA No.: 796 709145
Reference: Name of Member
Each of the representations and warranties made by the Borrower under or pursuant to the Loan Documents are true and correct all material respects on and as of the date hereof.
2.	No Default of Event of Default has occurred and is continuing or will result from the borrowing of the Loan contemplated hereby or from the application of the proceeds thereof.

3.	The Borrower has delivered (or will deliver) substantially concurrently with the making of the Loan contemplated hereby (or within five Business Days of the closing date of the acquisition of the Permitted Investment purchased with the proceeds of such Loan), certificates representing the Pledged Stock, if any, to be purchased with the proceeds of such Loan, accompanied by undated stock powers or other appropriate powers, duly executed in blank (if such Pledged Collateral is represented by certificates) and all Pledged Notes, if any, accompanied by undated note powers or other appropriate powers.

4.	Prior to or concurrently with the making of the Loan contemplated hereby, the Borrower has received capital contributions to enable it to purchase the applicable Permitted Investment that will be acquired within two Business Days of the date on which such Loan is made in an amount equal to not less than 12.5% of the amount of such Permitted Investment.

5.	Richard Handler and/or the Executive Committee of Jefferies Group, Inc. has approved the Investment that will be acquired with the proceeds of the Loan contemplated hereby.

6.	No proceeds of any Loans have been or will be used for the purpose of “purchasing” or carrying any Margin Stock in violation of, or in a manner inconsistent with, the provisions of the Margin Regulations and in no event have or will the proceeds of any Loans be secured by more than 25% of the “current market value” (within the meaning of the Margin Regulations) of any such Margin Stock.
(Signature page follows.)

     IN WITNESS WHEREOF, the undersigned has executed this Borrowing Certificate as of the date first set forth above.

JCP Fund V Bridge Partners LLC
By:	/s/ Brian P. Friedman
	Name:	Brian P. Friedman
	Title:	Managing Member